Exhibit 99.1




FOR IMMEDIATE RELEASE                                    [GRAPHIC OMITTED]


               IMPSAT ANNOUNCES RECORD AND MEETING DATES FOR
                      SPECIAL MEETING OF STOCKHOLDERS

     BUENOS AIRES, ARGENTINA, DECEMBER 13, 2006, - IMPSAT FIBER NETWORKS, INC. ("IMPSAT") (OTC: IMFN.OB), a Delaware corporation, announced today that it has established a record date and a meeting date for a special meeting of its stockholders to consider and vote to adopt the Agreement and Plan of Merger, dated as of October 25, 2006, by and among Impsat, Global Crossing Limited, a Bermuda corporation ("Global Crossing") (NASDAQ: GLBC), and GC Crystal Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Global Crossing. Impsat's stockholders of record at the close of business on Tuesday, December 12, 2006 will be entitled to notice of, and to vote at, the special meeting, which will be held at 3:00 p.m., local time, on January 17, 2007, at Impsat's executive offices, at Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina. Impsat's Board of Directors unanimously recommends that stockholders vote "FOR" the adoption and approval of the Agreement and Plan of Merger.

ABOUT IMPSAT

     Impsat is a leading provider of private telecommunications network and Internet services in Latin America, offering integrated data, voice, data center and Internet solutions. Impsat's networks consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. Impsat owns and operates 15 metropolitan area networks in some of the largest cities in Latin America and has 15 facilities to provide hosting services. Impsat currently provides services to more than 4,500 national and multinational clients, and has operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States.

ABOUT GLOBAL CROSSING

     Global Crossing provides telecommunications solutions over the world's first integrated global IP-based network. Its core network connects more than 300 cities in 29 countries worldwide, and delivers services to more than 600 cities in 60 countries and 6 continents around the globe. The company's global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

     Global Crossing IP services are global in scale, linking the world's enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Solutions and Global Crossing VoIP services, to 36 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

     IN CONNECTION WITH GLOBAL CROSSING'S PROPOSED ACQUISITION OF IMPSAT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF MERGER, IMPSAT WILL FILE A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). THIS PROXY STATEMENT WILL BE MAILED TO IMPSAT'S STOCKHOLDERS. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain free copies of the definitive proxy statement when it becomes available, as well as other filings containing information about Impsat, without charge, at the SEC's Internet site (www.sec.gov). These documents may also be obtained for free from Impsat's Investor Relations web site (www.impsat.com) or by directing a request to Impsat at: IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina, Attention: Guillermo Pardo.

     Impsat and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Impsat's stockholders in respect of the proposed transaction. Information regarding Impsat's directors and executive officers is available in Impsat's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 31, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the definitive proxy statement to be filed with the SEC in connection with the proposed transaction.

FORWARD-LOOKING STATEMENTS

     This written communication contains forward-looking statements that involve risks and uncertainties concerning Global Crossing's proposed acquisition of Impsat, Impsat's expected financial performance, as well as Impsat's strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the reaction of customers of Impsat to the transaction, general economic or political conditions and adverse litigation results. In addition, please refer to the documents that Impsat files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Impsat identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Copies of these filings may be obtained by accessing Impsat's website (www.impsat.com) or the SEC's website (www.sec.gov). Impsat does not undertake any obligation to update any of the forward-looking statements after the date of this press release to conform to actual results.

     Impsat intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.


COMPANY CONTACT:
Hector Alonso, Chief Financial Officer
Facundo Castro Castellanos, Investor Relations
IMPSAT Fiber Networks, Inc.
+54 (11) 5170-0000
www.impsat.com

Or:
Lauren Puffer
The Global Consulting Group
Tel: 646.284.9400